Carolina Trust Bank 8-K12G3

Exhibit 10.08

AMENDMENT NUMBER THREE TO

EMPLOYMENT AGREEMENT

This Amendment Number Three is made as of March 1, 2014, to the Employment Agreement dated as of June 6, 2006 (the “Agreement”), by and between Carolina Trust Bank (the “Bank”) and Richard Rager (“Officer”). All capitalized terms shall have the same meaning as in the Agreement.

1.             Paragraph 5 of the Agreement is amended to read as follows:

“Term. The term of employment under this Agreement shall be for a period of two calendar years ending on June 6, 2015. On each anniversary date of this Agreement, the term of this Agreement shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Bank or the Officer is received 90 days prior to an anniversary date advising the other that this Agreement shall not be further extended.”

2.             No other terms and conditions of the Agreement are affected by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment (the Bank by its duly authorized officer) effective as of the day and year first written above.

CAROLINA TRUST BANK

By:	/s/ John Michael Cline
John Michael Cline, President

OFFICER

By:	/s/ Richard Rager	(SEAL)
Richard Rager